UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 3, 2006

VIACELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 914-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
SIGNATURE

Item 1.01.      Entry Into A Material Definitive Agreement
     On March 1, 2006, the following management agreements were amended as described below:
     A.    The Board of Directors of ViaCell, Inc. (the “Company”) approved an increase in the salaries of executive officers as follows: (i) Marc Beer, Chief Executive Officer, received a salary increase to $364,000.00; (ii) Anne Marie Cook, Senior Vice President and General Counsel, received a salary increase to $284,449.20; and (iii) Stephan Wnendt, Senior Vice President Research and Development, received a salary increase to $240,925.20.
     B.    The Board of Directors of the Company awarded bonuses to the executive officers of the Company based upon the results of the Company’s corporate objectives for fiscal year 2005 as follows: (i) Marc Beer received $117,180.01; (ii) Anne Marie Cook received $22,859.99; (iii) Stephan Wnendt received $51,814.44; and (iv) Steve Dance, Senior Vice President and Chief Financial Officer, received $26,583.69.
     C.    The Board of Directors of the Company granted Stephan Wnendt options to purchase 10,000 shares of the Company’s common stock under its Amended and Restated 1998 Equity Incentive Plan.
     Also, the management agreement of Morey Kraus, Senior Vice President and Chief Technology Officer, was amended as follows: the Board of Directors of the Company approved a salary, bonus, and option grant for Morey Kraus. He will receive a salary increase to $226,100.40 for 2006, was awarded a bonus of $38,263.14 for 2005 and received an option to purchase 25,000 shares of the Company’s common stock.
     In addition, the Board of Directors of the Company approved a salary, bonus, and option grant for Mary Thistle, Senior Vice President and General Manager. Mary Thistle will receive a salary of $228,800 for 2006. She was awarded a bonus of $37,895.01 for 2005 and received an option to purchase 25,000 shares of the Company’s common stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACELL, INC.
Date: March 3, 2006	By:	/s/ ANNE MARIE COOK
		Name:	Anne Marie Cook
		Title:	Senior Vice President, Legal and General Counsel